                                                                     EXHIBIT  11

                            CIRCUIT  SYSTEMS,  INC.
                               AND  SUBSIDIARIES
                     COMPUTATION  OF  PER  SHARE  EARNINGS


                                                                                                        THREE  MONTHS ENDED
                                                                                                        -------------------
                                                                                                      7/31/94         7/31/95
                                                                                                    ------------   -------------
                              PRIMARY  EPS

WEIGHTED  AVERAGE  NUMBER  OF  COMMON
SHARES  OUTSTANDING  DURING  THE  PERIOD..............................................            5,302,995           5,321,973


NET  ADDITIONAL  SHARES  ASSUMING  DILUTIVE
STOCK  OPTIONS  EXERCISED  AND  PROCEEDS
USED  TO  PURCHASE  TREASURY  SHARES  AT
AVERAGE  FAIR  MARKET  VALUE..........................................................               26,410                ---
                                                                                                 ----------          ----------

WEIGHTED  AVERAGE  NUMBER  OF  COMMON  SHARES
AND  COMMON  EQUIVALANT  SHARES  OUTSTANDING..........................................            5,329,405           5,321,973
                                                                                                 ==========          ==========

NET  EARNINGS.........................................................................           $  946,280          $  946,072
                                                                                                 ==========          ==========

PRIMARY  EARNINGS  PER  SHARE.........................................................                $0.18               $0.18
                                                                                                 ==========         ===========


                   FULLY  DILUTED  EPS

WEIGHTED  AVERAGE  NUMBER  OF  COMMON
SHARES  OUTSTANDING  DURING  THE  PERIOD..............................................            5,302,995           5,321,973


NET  ADDITIONAL  SHARES  ASSUMING  DILUTIVE
STOCK  OPTIONS  EXERCISED  AND  PROCEEDS
USED  TO  PURCHASE  TREASURY  SHARES  AT
FAIR  MARKET  VALUE  AT  END  OF  PERIOD..............................................               26,410               ---
                                                                                                 ----------           ---------

WEIGHTED  AVERAGE  NUMBER  OF  COMMON  SHARES
AND  COMMON  EQUIVALANT  SHARES  OUTSTANDING..........................................            5,329,405           5,321,973
                                                                                                 ==========           =========

NET  EARNINGS.........................................................................           $  946,280           $ 946,072
                                                                                                 ==========           =========

FULLY  DILUTED  EARNINGS  PER  SHARE..................................................               $ 0.18              $ 0.18
                                                                                                 ==========           =========